Exhibit 99.1
ZoomInfo Announces $100 Million Share Repurchase Program

VANCOUVER, WASHINGTON – 3/14/2023 – ZoomInfo (NASDAQ: ZI) (The “Company”), the go-to-market platform to find, acquire, and grow customers, today announced that its Board of Directors approved a share repurchase program authorizing the Company to repurchase, from time to time, up to $100 million of the Company’s Common Stock.

“Based on our continued success generating a strong combination of growth, profitability, and free cash flow at scale, we have the opportunity to invest in the business and enhance shareholder value through a share repurchase program,” ZoomInfo Founder and CEO Henry Schuck said. “We expect to be opportunistic with this initial share repurchase program, and while the current economic environment remains uncertain, we are confident in our ability to drive sustainable growth while compounding free cash flow over the long-term.”

The shares of Common Stock proposed to be acquired in the share repurchase program may be repurchased from time to time in open market transactions or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of shares of Common Stock repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s shares of Common Stock, the market price of the Company’s Common Stock, general market and economic conditions, available liquidity, alternative investment opportunities, compliance with the Company’s debt and other agreements, and applicable legal requirements. The exact number of shares of Common Stock to be repurchased by the Company is not guaranteed, and the program may be suspended, modified, or discontinued at any time without prior notice.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, actual results could differ materially from those expressed or implied by our forward-looking statements.

Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this presentation, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

About ZoomInfo
ZoomInfo (NASDAQ: ZI) is a leader in modern go-to-market software, data, and intelligence for more than 30,000 companies worldwide. ZoomInfo’s revenue operating system, RevOS, empowers business-to-business sales, marketing, operations, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of company and contact information. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. ZoomInfo emphasizes GDPR and CCPA compliance. In addition to creating the industry’s first proactive notice program, the company is a registered data broker with the states of California and Vermont. Read about ZoomInfo’s commitment to compliance, privacy, and security. For more information about ZoomInfo’s leading go-to-market software, data, and intelligence, and how they help sales, marketing, operations, and recruiting professionals, please visit www.zoominfo.com.

Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

Investor Contact:
Jeremiah Sisitsky
VP, Investor Relations
617-826-2068
ir@zoominfo.com

Media Contact:
Steve Vittorioso
Director, Communications
pr@zoominfo.com

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